UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 05, 2026

INOGEN, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36309	33-0989359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Cummings Center Suite 2800
Beverly, Massachusetts		01915
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (805) 562-0500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	INGN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2026, at the annual meeting of stockholders of Inogen, Inc. (the “Company” and the “Annual Meeting”), the Company’s stockholders approved the adoption of the Company’s Amended and Restated 2023 Equity Incentive Plan (the “Amended and Restated 2023 Equity Incentive Plan”), which was previously adopted by the Company’s board of directors (the “Board”). The Amended and Restated 2023 Equity Incentive Plan incorporates an amendment to increase the number of shares of common stock of the Company, par value $0.001 per share (“Common Stock”), available for issuance thereunder by an additional 750,000 shares.

The Amended and Restated 2023 Equity Incentive Plan became effective immediately upon approval by the Company’s stockholders.

A summary of the material terms of the Amended and Restated 2023 Equity Incentive Plan is included in the Company’s definitive proxy statement on Schedule 14A filed with the United States Securities and Exchange Commission on April 28, 2026 (the "Proxy") under “Proposal No. 4 – Approval of the Amended and Restated 2023 Equity Incentive Plan,” which description is incorporated herein by reference.

The form of stock option agreement, form of restricted stock unit agreement (time-based) and the form of restricted stock unit agreement (performance-based) for use with the Amended and Restated 2023 Equity Incentive Plan set forth the standard terms and conditions that apply to grants of these types of awards pursuant to the Amended and Restated 2023 Equity Incentive Plan, although awards may be granted under the Amended and Restated 2023 Equity Incentive Plan that deviate from these standard terms and conditions.

The foregoing descriptions of the Amended and Restated 2023 Equity Incentive Plan and the forms of award agreements thereunder are qualified in their entirety by, and should be read in conjunction with, the Amended and Restated 2023 Equity Incentive Plan and the forms of award agreements, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

A total of 27,324,616 shares of the Company’s Common Stock were entitled to vote as of April 6, 2026, the record date for the Annual Meeting. 20,844,941 shares were represented at the Annual Meeting, either by proxy or by attending the meeting, constituting approximately 76.28% of the outstanding shares of Common Stock. The matters voted on at the Annual Meeting and the votes cast with respect to each such matter are set forth below:

1.
Election of Class III Directors. The following nominees were elected to serve as Class III directors, to hold office until the Company’s 2029 annual meeting of stockholders or until his or her respective successor has been duly elected and qualified:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Glenn Boehnlein	17,324,463	948,762	2,571,716
Mira Sahney	13,276,829	4,996,396	2,571,716

2.
Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 was ratified based on the following results of voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,395,716	407,035	42,190	—

3.
Advisory Vote on Executive Compensation. On an advisory, non-binding basis, the Company’s stockholders approved the named executive officers’ compensation as disclosed in the Proxy. The votes regarding the proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,316,134	921,787	35,304	2,571,716

4.
Approval of the Amended and Restated 2023 Equity Incentive Plan. The Company’s stockholders approved the adoption of the Amended and Restated 2023 Equity Incentive Plan. The votes regarding the proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,208,966	2,009,937	54,322	2,571,716
5.
Amendment to Declassify the Board. The Company’s stockholders did not approve the amendment to the Company's Thirteenth Amended and Restated Certificate of Incorporation to declassify the Board. The votes regarding the proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,883,761	154,379	235,085	2,571,716

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Amended and Restated 2023 Equity Incentive Plan
10.2	Form of Stock Option Agreement under the Amended and Restated 2023 Equity Incentive Plan
10.3	Form of Restricted Stock Unit Agreement (Time-Based) under the Amended and Restated 2023 Equity Incentive Plan
10.4	Form of Restricted Stock Unit Agreement (Performance-Based) under the Amended and Restated 2023 Equity Incentive Plan
104	The cover page of this Current Report on Form 8-K, formatted in inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INOGEN, INC.

Date:	June 11, 2026	By:	/s/ Jason Richardson
Jason Richardson Executive Vice President Chief Financial Officer Treasurer (Principal Accounting and Financial Officer)